Exhibit 10.37

[English Summary]

Fujian Yida Tulou Tourism Development Co. Ltd Loan Agreement

Borrower/Party A: Fujian Yida Tulou Tourism Development Co. Ltd
Lender/Party B: Industrial and Commercial Bank of China Limited, Hua’an Branch

Amount of loan: RMB 35 million

Purpose of loan: RMB 3.8 million for Construction Bank of China’s loan repayment, RMB 31.2 million for tourism destination development and construction.

Loan period: 7 years

Interest: 7.76% per annum

Repayment schedule: The 1st repayment date is on Feb. 22, 2012, the repayment amount is RMB 1.25 million. Borrower will repay RMB 1.25 million for every three months, until the last repayment date, Nov. 22, 2018.

Prepayments: Borrower has the flexibility to make prepayments with 20% compensation charge of the amount of prepayment.

Guaranty: Secured by the fixed assets of its subsidiary, Fujian Yida Tulou Tourism Development Co. Ltd and personal guarantees by two of company’s directors Mr. Minhua Chen and Ms. Yanling Fan as additional collateral.

Jurisdiction:
Laws of China

Dispute:
If there is any dispute between the parties, either party can resolve the dispute by the courts of Xiamen City.

Date of the Agreement:
Nov. 18, 2011